UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2017

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Recreation Park Drive, Unit 108

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 938-5561

175 Derby Street, 27/1

Hingham, MA 02043

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, Microbot Medical Inc. (the “Company”) adopted a 2017 bonus plan (the “Bonus Plan”) for each of Harel Gadot, the Company’s Chairman, President and Chief Executive Officer, and Yehezkel (Hezi) Himelfarb, the Company’s Chief Operating Officer and General Manager. Pursuant to the terms of Mr. Gadot’s existing employment agreement with the Company, Mr. Gadot is entitled to an annual bonus of up to 40% of his annual base salary. Mr. Himelfarb is entitled to an annual bonus of up to 25% of his annual base salary.

The Bonus Plan provides for the payment of Messrs. Gadot’s and Himelfarb’s respective bonus based on certain milestones of the Company being satisfied, as follows:

●	The Company having closed a financing of at least $3 million in the first quarter of 2017, at which time 20% of the respective bonus would be payable. Such milestone was satisfied in January 2017.

●	The Company having closed a financing of at least $10 million by the end of the third quarter of 2017, at which time 20% of the respective bonus would be payable.

●	The Company having entered into research agreements with Wayne State University (the “Wayne Agreement”) and The Washington University in St. Louis (the “Washington Agreement”) by the end of the first quarter of 2017, at which time 20% of the respective bonus would be payable. Such milestone was satisfied in January 2017.

●	The Company having initiated studies pursuant to both the Wayne Agreement and the Washington Agreement, by the end of April 2017, at which time 15% of the respective bonus would be payable.

●	The Company having completed the initial study from at least one of the Wayne Agreement and the Washington Agreement, by the end of 2017, at which time 15% of the respective bonus would be payable.

●	The Company meeting its 2017 budget, as approved by the Board of Directors of the Company by March 31, 2017, at which time 10% of the respective bonus would be payable.

The Company also adopted a compensation package for the non-management members of its Board of Directors (the “Board”), pursuant to which each such Board member would receive for his services $12,000 per annum, $750 per duly called Board meeting and $250 per unanimous written consent. Furthermore, each member of the Audit Committee of the Board receives an additional $10,000 per annum, and other committee members receive an additional $5,000 per annum. All such Board members, provided they do not otherwise beneficially own (or represent holders who beneficially own) over 2.5% of the Company’s outstanding shares of common stock, are also eligible to receive stock options and other equity incentive grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chairman, President and Chief Executive Officer

Date: March 15, 2017